Exhibit 23


                        Consent of Independent Auditors


We consent to the incorporation by reference of our report dated February 2, 1995, with respect to the consolidated financial statements and schedule of The Timken Company included in this Annual Report (Form 10-K) for the year ended December 31, 1994, in the following Registration Statements and in the related Prospectuses:

Registration                                                     Filing
Number            Description of Registration Statement           Date
____________  ____________________________________________  _________________

33-35773      $250,000,000 Medium-Term Notes, Series A -        July 19, 1990
              Form S-3

 2-97340      1985 Incentive Plan of The Timken Company -   November 19, 1990
              Post-effective Amendment No. 1 to Form S-8

33-36839      Voluntary Investment Program for Hourly       November 19, 1990
              Employees of Latrobe Steel Company - Post-effective Amendment No. 1 to Form S-8

33-47185      The Timken Company Long-Term Incentive Plan   April 20, 1992
              - Form S-8

33-50872      The Timken Company Savings and Investment     August 10, 1992
              Pension Plan - Form S-8

33-54360      The MPB Corporation Employees Savings Plan -  November 6, 1992
              Form S-8

33-54362      The Carolina Pension Investment Plan -        November 6, 1992
              Form S-8

33-62904      The Timken Company Dividend Reinvestment      May 18, 1993
              Plan - Form S-3

33-50609      The Ohio Hourly Pension Investment Plan -     October 15, 1993
              Form S-8

33-50613      The Koncor Investment Pension Plan - Form     October 15, 1993
              S-8

33-55121 Voluntary Investment Pension Plan for Hourly August 18, 1994 Employees of The Timken Company - Form S-8


                                             ERNST & YOUNG LLP
Canton, Ohio
March 22, 1995